UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On December 15, 2004, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, PNC Capital Markets, Inc., SunTrust Capital Markets, Inc., Wachovia Capital Markets, LLC and Wells Fargo Brokerage Services, LLC (the “Underwriters”) pursuant to which the Company agreed to issue and sell to the Underwriters $250,000,000 aggregate principal amount of its 4.375% Notes due 2010 (the “Notes”), which issuance and sale closed on December 20, 2004.

     The offering of the Notes is described in the Company’s Prospectus Supplement dated December 15, 2004 to the Company’s Prospectus dated February 25, 2003. The Notes were issued pursuant to the Company’s existing shelf registration statement.

     The Notes bear interest at 4.375% from December 20, 2004, with interest payable each January 15 and July 15 beginning July 15, 2005. The entire principal amount of the Notes is due on January 15, 2010. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium.

     The Notes were priced at a discount such that the Notes were offered to the public at 99.947% of their face amount. The Notes were issued under an Indenture between the Company and SunTrust Bank, as trustee.

     The Company intends to use the net proceeds of approximately $248.3 million from the sale of the Notes, after deducting the underwriting discount and other expenses, to repay an equal amount of the outstanding balance on its unsecured line of credit. Affiliates of some of the Underwriters are lenders under the line of credit and, upon application of the net proceeds from the offering of the Notes, each will receive its proportionate share of the amount of the line of credit to be repaid. In October 2004, the Company received a commitment for a $500 million bridge facility from an affiliate of Banc of America Securities LLC with a term of 364 days at an interest rate based on LIBOR plus 90 basis points, which rate is subject to certain conditions. In addition, in the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in other commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and will in the future receive, customary fees.

     The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information included in Item 1.01 of this report is incorporated into this Item 2.03 by reference as though set forth fully herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

1.1	Form of Underwriting Agreement among the Company and the Underwriters dated December 15, 2004.

4.1	Indenture dated as of February 11, 2003 between the Company and SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	Form of Camden Property Trust 4.375% Notes due 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen Dennis M. Steen Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Title

1.1*	Form of Underwriting Agreement among the Company and the Underwriters dated December 15, 2004.

4.1	Indenture dated as of February 11, 2003 between the Company and SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2*	Form of Camden Property Trust 4.375% Notes due 2010.

*	Filed herewith.